UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, DC 20549


                                 FORM 8-K


                              CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported): July 16, 2007.


                                 NIKE, INC.

          (Exact Name of Registrant as Specified in Charter)


       Oregon                  1-10635                 93-0584541
    ____________             ____________             ____________

   (State of                  (Commission            (I.R.S.Employer
   Incorporation)            File Number)          Identification No.)

                             One Bowerman Drive
                         Beaverton, Oregon 97005-6453

                   (Address of Principal Executive Offices)
                          __________________________

                               (503) 671-6453

             (Registrant's telephone number, including area code)

                                NO CHANGE
                          ______________________
        (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                          ___________________________

Item 1.01 Entry into a Material Definitive Agreement.

On July 5, 2007 the Company entered into an Employment Agreement with Mr. David J. Ayre, under which Mr. Ayre was to become Vice President of Global Human Resources on July 16, 2007.

The following descriptions of Mr. Ayre's Employment Agreement (the "Agreement") briefly summarize the material terms and conditions and are qualified in their entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to the current report on Form 8-K.

Under the terms of Mr. Ayre's Employment Agreement, Mr. Ayre's will receive an annual base salary of $625,000. In addition Mr. Ayre will receive a one time sign-on bonus of $750,000. Mr. Ayre's incentive bonus target under the Company's annual Performance Sharing Plan will be 70% of his annual salary, the payout for which can be higher or lower depending on the Company's financial performance in relation to performance targets set annually by the Compensation Committee of the Board of Directors. Mr.
Ayre will also receive, subject to approval by the Compensation Committee of the Board of Directors (i) a stock option to purchase 83,000 shares of the Class B Common Stock, which will vest with respect to 25% of the shares on the first four anniversaries of the date of grant, (ii) an initial sign-on restricted stock bonus granted as of July 20, 2007 with a value of $1,000,000 based on the closing market price on the prior day, which will vest with respect to one-third of the shares on the first three anniversaries of the date of grant or will vest in full if the Company terminates Mr. Ayre without cause prior to the full vesting, (iii) an additional restricted stock bonus granted as of July 20, 2007 with a value of $500,000 based on the closing market price on the date of grant, which will vest with respect to one-half of the shares on the first two anniversaries of the date of grant. Mr. Ayre will receive an annual award under the Company's Long Term Incentive Plan ("LTIP") with a target payout of $300,000, the payout for which can be higher or lower depending on the Company's financial performance in relation to the three-year performance targets set annually by the Compensation Committee of the Board of Directors. The Company will also pay Mr. Ayre a cash bonus as if he had been a participant in the LTIP for the three-year performance periods of fiscal 2006-2008 and fiscal 2007-2009, with target payouts of $100,000 and $200,000, respectively. The Company will annually contribute $100,000 to the NIKE, Inc. Deferred Compensation Plan for the account of Mr. Ayre in addition to other individual and Company contributions. The additional contribution amounts will vest 20% per year, and be fully vested after five years of employment.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

    10.1 Employment Agreement, dated July 5, 2007, between NIKE, Inc. and David J. Ayre



                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          NIKE, Inc.
                                         (Registrant)

Date:  July 19, 2007
                                         /s/ Donald W. Blair
                                         __________________________
                                         By: Donald W. Blair
                                             Chief Financial Officer